Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Supervisory Board and Shareholders of ProQR Therapeutics N.V.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199451) and Form F-3 (No. 207245) of our report dated March 31, 2017 relating to the consolidated financial statements of ProQR Therapeutics N.V. appearing in the Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2016.

/s/Deloitte Accountants B.V.

Amsterdam, the Netherlands

March 31, 2017